Exhibit 99.2

Iron Mountain Reaches Agreement in Principle to Acquire Recall April 28, 2015

Forward Looking Statements Certain statements contained in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the expected timing of the proposed transaction, the entering into of the Scheme Implementation Agreement and the completion of the potential Scheme of Arrangement, the benefits of the potential Scheme of Arrangement, including future financial and operating results, the combined company’s plans, objectives, expectations and other statements that are not historical facts. Such statements are based on the views and assumptions of the management of Iron Mountain and are subject to significant risks and uncertainties. Actual future events or results may differ materially from these statements. Such differences may result from the following factors: the ability to enter into a Scheme Implementation Agreement and close the proposed transaction on the proposed terms and within the anticipated time period, or at all, which is dependent on the parties’ ability to satisfy certain closing conditions, including the receipt of governmental approvals; the risk that the benefits of the potential transaction, including potential cost synergies and other synergies (including tax synergies) may not be fully realized or may take longer to realize than expected; the impact of the proposed transaction on third-party relationships; actions taken by either of the companies; changes in regulatory, social and political conditions, as well as general economic conditions. Additional risks and factors that may affect results are set forth in Iron Mountain’s filings with the SEC and Recall’s filings with ASX, including Iron Mountain’s Annual Report on Form 10-K for the fiscal year ending December 31, 2014 and Recall’s Annual Report for the fiscal year ending June 30, 2014. The forward-looking statements speak only as of the date of this communication. Neither Iron Mountain nor Recall undertakes any obligation to update these statements.

Summary of Agreement in Principle Fixed Exchange Ratio of 0.1722 of an IRM Common Share for Each REC Share 100% stock consideration Shareholders may elect alternative consideration of A$8.50 per share in cash Total cash consideration capped at A$225MM Exchange ratio will not be adjusted for ordinary course dividends prior to closing Transaction to be executed by Court approved Scheme of Arrangement Customary conditions including REC and IRM shareholder approval, antitrust/competition, and other regulatory approvals, Australian Court approval Standard exclusivity arrangements, including no shop, no talk, notification requirement and matching right Fixed exchange ratio of 0.1722 IRM common shares per REC share Revised offer reflects change in A$:US$ exchange rate and other favorable changes Consideration Pricing Additional Terms

Summary of Agreement in Principle (cont’d) Fixed Exchange Ratio of 0.1722 of an IRM Common Share for Each REC Share REC will pay a termination fee of 1.0% of equity value if REC’s Board changes its recommendation or terminates transaction for a superior proposal IRM will pay a termination fee of 1.0% of equity value if IRM’s Board changes its recommendation IRM and REC to conduct limited confirmatory due diligence and execute definitive merger documentation over the next three to four weeks Anticipated closing by late 2015 / early 2016 Commit to undertake limited divestments, if required for regulatory clearance Agree to pay a reverse break fee of 3.0% of equity value if antitrust /competition approval is not obtained Termination Fee Antitrust Timing

Acquisition of Recall Expected to Create Significant Value Compelling Opportunity Accelerates Successful Strategy Broader geographic footprint, enhanced growth profile and economies of scale drive significant cost synergies Run-rate currently estimated at $125-$140 million Includes potential tax synergies to be achieved via REIT conversion Compelling value creation Material accretion With 50% of synergies achieved in Year 2 (2017), transaction is expected to generate high single-digit Adjusted EPS, FFO and AFFO accretion To be confirmed with due diligence Supports medium term de-levering strategy

Enhances International Presence in Core Businesses Source: Company filings, Recall data is based on fiscal year ending June 30, 2014 Geographic Mix Business Mix Iron Mountain Recall 75% 17% 8% 63% 37% 76% 11% 13% 42% 58%

Compelling Offer for Recall Shareholders Stock consideration affords Recall shareholders exposure to Iron Mountain’s already successful business and the ability to participate in the material upside/synergies from the combination Secondary listing on ASX allows trading of IRM shares locally in form of CHESS Depository Interests (CDIs) Option to elect to receive alternative consideration of A$8.50 in cash, subject to proration Cash to be capped at A$225MM Attractive Premium and Participation in the Combined Business

Estimated Annual Net Synergies $125 - $140 One-time Costs to Achieve(1) $145 - $165 One-time Integration Costs(2) $ 90 - $110 Total Costs $235 - $275 Attractive Synergy Opportunities (US$ in millions) Preliminary Assessment of Potential Stabilized Savings and Costs Sources: Recall 2014 Annual Report - June 30 2014. Internal IRM estimates ¹ Includes moving, racking, and severance costs. ² Includes Facilities Upgrade Program, REIT conversion costs and systems. Estimated net synergies of $125mm-$140mm; subject to confirmation through due diligence Expected to be dilutive in 2016 due to transaction costs, but accretive on an adjusted basis Expected to be accretive in Year 2

Conduct customary due diligence Negotiate and sign a definitive “Scheme of Implementation Agreement” Follow Scheme of Arrangement process (respective shareholder approvals and Court approval) Timing and Next Steps Available capacity to fund cash costs including refinancing of Recall debt, taxes and transaction fees, and maximum cash consideration

Important Information and Where to Find It In the event Iron Mountain and Recall enter into a Scheme Implementation Agreement, Iron Mountain intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, which will contain a prospectus relating to the securities Iron Mountain intends to issue to Recall shareholders in the potential acquisition and a proxy statement in connection with the potential acquisition of Recall. Also in the event that Iron Mountain and Recall enter into a Scheme Implementation Agreement, equivalent information would be included in the scheme booklet that Recall would prepare and, following approval from the Court, dispatch to its shareholders in connection with the scheme meeting at which Recall shareholders would consider whether or not to support the proposed acquisition of Recall by Iron Mountain by way of scheme of arrangement. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT IRON MOUNTAIN, RECALL AND THE SCHEME IMPLEMENTATION AGREEMENT AND SCHEME OF ARRANGEMENT. Investors and security holders will be able to obtain these materials (if and when they are available) and other documents filed by Iron Mountain with the SEC free of charge at the SEC’s website, www.sec.gov and those documents released by Recall to the Australian Securities Exchange (ASX) announcements platform free of charge at ASX's website, www.asx.com.au. In addition, stockholders will be able to obtain copies of the registration statement and proxy statement/prospectus (if and when they become available) and other documents filed with the SEC from Iron Mountain’s website at www.ironmountain.com or by directing such request to Iron Mountain at Iron Mountain Incorporated, One Federal Street, Boston, Massachusetts 02110, Attention: Investor Relations.